UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2017

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

As previously reported, on April 26, 2017, BioPharmX Corporation (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing institutional investors pursuant to which the Company agreed, among other things, to issue warrants to purchase up to an aggregate of 3,205,129 shares of Common Stock (the “Existing Warrants”) with an exercise price per share of $0.90 and initially exercisable on October 28, 2017.

On October 23, 2017, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with the holders of certain of the Existing Warrants (the “Exercising Holders”). The Exercise Agreements amend the Existing Warrants to permit their immediate exercise and, in order to induce the Exercising Holders to cash exercise the Existing Warrants, reduce the exercise price per share of the Existing Warrants to $0.24. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would cash exercise all of their Existing Warrants with respect to 2,564,103 shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”).

The Existing Warrants and Exercised Shares were registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209026), filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on January 19, 2016, which became effective on February 4, 2016, and the related prospectus supplement dated April 26, 2017, filed with the SEC on April 27, 2016.

In addition, in order to further induce the Existing Holders to cash exercise the Existing Warrants, the Exercise Agreements also provide for the issuance of new warrants to purchase up to an aggregate of 3,846,152 shares of Common Stock (the “New Warrants”). The New Warrants are immediately exercisable and terminate on the fifth anniversary following their issuance. The New Warrants have an exercise price per share of $0.30.

The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The Company expects to receive aggregate gross proceeds of approximately $615,385 from the cash exercise of the Existing Warrants by the Exercising Holders.

The Company agreed that, subject to certain exceptions, from today until November 11, 2017, neither the Company nor any subsidiary of the Company shall issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Exercise Agreements).

The description of terms and conditions of the Exercise Agreements and the New Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Exercise Agreement and New Warrant, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02              Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the New Warrants and the shares of Common Stock issuable upon the exercise thereof is hereby incorporated by reference into this Item 3.02.

Item 3.03              Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01              Financial Statement and Exhibits.

(d)

Exhibit No.	Description

4.1	Form of New Warrant
10.1	Form of Warrant Exercise Agreement

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of New Warrant
10.1	Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: October 23, 2017	By:	/s/ Greg Kitchener
		Name:	Greg Kitchener
		Title:	Chief Financial Officer